Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Averion International Corp. (formerly IT&E International Group, Inc.) pertaining to the Averion International Corp. 2005 Equity Incentive Plan, as amended, of our report dated March 28, 2006 relating to the consolidated financial statements of IT&E International Group, Inc. appearing in the Annual Report on Form 10-KSB of IT&E International Group, Inc. for the fiscal year ended December 31, 2005.

/s/ Schneider Downs & Co., Inc.

Columbus, OH
November 17, 2006